                                                                   Exhibit 10.24

                       ASSET PURCHASE AND SALE AGREEMENT
                       ---------------------------------

       Assets of ANG Instruments division of Allard Nazarian Group, Inc.,
                     Modutec, Inc. and A&M Instrument, Inc.



     AGREEMENT made as of July 31, 1998, between WPI Instruments, Inc. (the "Buyer") a wholly-owned subsidiary of WPI Group, Inc. ("Guarantor"); and Allard Nazarian Group, Inc., Modutec, Inc., A&M Instrument, Inc. (collectively, the "Seller") Gerald R. Allard, Trustee of the Gerald R. Allard Revocable Trust of 1994, The Allard Children's Trust f/b/o John R. Allard, The Allard Children's Trust f/b/o Michael E. Allard, The Allard Children's Trust f/b/o Lisa Dibrigida, The Allard Children's Trust f/b/o Kim A. Klop, Younes Nazarian, David and Angela Nazarian, Trustees of The Nazarian Family Trust, and David Nazarian, Trustee of The Samy Nazarian Trust (the "Shareholders").

The Seller is the owner of and desires to sell all of the assets of its ANG Instruments Division, which includes the Jewell, Modutec, Emico and A&M product lines (collectively referred to herein as the "Business").

The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS.
---------------

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"Applicable Contract" - any Contract applicable or related to the Business (a) under which the Seller or CML has or may acquire any rights, (b) under which the Seller or CML has or may become subject to any obligation or liability, or (c) by which the Business or the Purchased Assets is or may become bound.

"Best Efforts" - the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

"Breach" - a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

"Business" - as defined in the recitals of this Agreement.

"Buyer" - as defined in the first paragraph of this Agreement.

"Closing" - as defined in Section 4.1.

"Closing Date" - the date and time as of which the Closing actually takes place.

"Consent" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"Contemplated Transactions" - all of the transactions contemplated by this Agreement, including:

      (a) the sale of the Purchased Assets by Seller to Buyer;

      (b) the execution, delivery, and performance of the Noncompetition Agreements, Severance Agreements, and Promissory Note; and

      (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement and any ancillary agreements.

"Contract" - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Damages" - as defined in Section 9.2.

"Employee Program" - as defined in Section 5.13.

"Encumbrance" - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Environment" - soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities" - any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ' 9601 et seq., as amended ("CERCLA").

"Environmental Law" - any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e)  protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA" - the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Facilities" - any real property, leaseholds, or other interests currently or formerly owned or operated by the Seller and related to the Business and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Seller and related to the Business.

"GAAP" - generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Interim Balance Sheet and the other financial statements referred to in Section 5 were prepared.

"Governmental Authorization" - any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" - any:

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b)  federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d)  multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Activity" - the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment.

"Hazardous Materials" - any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"Intellectual Property Assets"  - as defined in Section 2.1(f).

"Interim Balance Sheet" - as defined in Section 5.4.

"IRC" - the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS" - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"KIB" - means to the best of the Warrantors' knowledge, information and belief.

"Legal Requirement" - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty applicable or related to the Business or the Seller's or CML's ownership or use of the assets related to the Business.

"Marks" - all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications which are material to the Business, including those Marks which the Seller has the unrestricted right to use pursuant to a valid license or other agreement.

"Occupational Safety and Health Law" - any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order" - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" - an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

"Organizational Documents" - (a) the articles or certificate of incorporation and the bylaws of a corporation; and (b) any amendment to any of the foregoing.

"Patents" - any and all foreign and domestic patents and patent applications used by or relating to the Business, including those patents which the Seller has the unrestricted right to use pursuant to a valid license or other agreement.

"Person" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Principal Shareholders" - Gerald R. Allard, Trustee of the Gerald R. Allard Revocable Trust of 1994; The Allard Children's Trust f/b/o John R. Allard; The Allard Children's Trust f/b/o Michael E. Allard; Younes Nazarian, and David and Angela Nazarian, Trustees of the Nazarian Family Trust.

"Proceeding" - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchased Assets" - as defined in section 2.1 of this Agreement.

"Release" - any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"Representative" - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Seller" - as defined in the first paragraph of this Agreement.

"Shares" - as defined in Section 2(f).

"Tax Return" - any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

"Threat of Release" - a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"Threatened" - a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

"Warrantors" - as defined in Section 5 of this Agreement.

"Working Capital Adjustment" - as defined in Section 4.5.

2.    PURCHASE OF THE SELLER'S ASSETS BY THE PURCHASER.
-------------------------------------------------------

2.1  THE PURCHASED ASSETS.
--------------------------

      At the Closing, as defined in Section 4.1, the Seller shall grant, sell, convey, transfer, assign and deliver to the Buyer, upon the terms and conditions of this Agreement, all of the following assets of the Seller used by it in connection with the Business:

     (a)   Real Property Leasehold Interests.  Any and all rights under leases
           ----------------------------------
           of real property and improvements (the "Real Property Leases") listed on Schedule 2.1(a).

     (b)   Personal Property.  Any and all personal property, including, without
           ------------------
           limitation:

          (i) all cash, cash equivalents and related bank accounts, including those listed on Schedule 2.1(b)(i);

          (ii) all fixed and moveable machinery and equipment, including that listed on Schedule 2.1(b)(ii);

          (iii)  all tooling, including that listed on Schedule 2.1(b)(iii);

          (iv) all parts and furniture, including that listed on Schedule 2.1(b)(iv);

          (v) all rights under leases of equipment, vehicles or other tangible personal property, including those listed on
                 Schedule 2.1(b)(v).

          (vi)   all vehicles, including those listed on Schedule 2.1(b)(vi).

     (c)  Inventory.  All raw materials, supplies, component parts, work-in-
          ----------
          process and finished goods inventory and all other inventory, whether located at Seller's Facilities, at various distribution facilities or otherwise in transit, including that listed on Schedule 2.1(c).

      (d) Accounts Receivable.  All accounts receivable, including those listed
          --------------------
          on Schedule 2.1(d).

      (e) Permits, etc.  All licenses, permits, consents, authorizations,
          -------------
          approvals, certificates and franchises of any regulatory, administrative or other agency or body, issued to or held by the Seller.

      (f) Intellectual Property Assets.  Any and all of the following
          -----------------------------
          proprietary rights;

          (i) all patents, inventions, copyrights, computer software, trademarks, names, service marks, trade names, marks, symbols and logos;

          (ii) all trade secrets, processes, proprietary knowledge, know-how, and other processes which are not filed or registered but which constitute confidential proprietary information;

          (iii) all franchises, licenses, sublicenses, permits or agreements in respect of any of the foregoing; and

          (iv) all filings, registrations, or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative, or governmental authority, and any applications for any of the foregoing;

          in each case which the Seller owns, uses, has used or has the right to use or to which the Seller is a party (collectively, the "Intellectual Property Assets"), including those described on Schedule 2.1(f).

     (g)  Modutec Limited. 80,000 shares (the "Shares") of common stock of
          ----------------
          Modutec (Barbados) Limited, a Barbados, West Indies corporation ("CML"), which shares represent all of the issued and outstanding capital stock of CML;

     (h)  Other Assets.  All other assets of the Seller used by it in connection
          -------------
          with the Business, tangible or intangible, wherever located, and whether or not any value for the assets is reflected in the Financial Statements, including contractual or other rights, deposits, prepaid expenses, actions, claims and privileges, customer lists, correspondence files and records, accounts payable records, customers' files, production records, purchasing records, inventory records, and all other assets necessary for the continued conduct of the Business by the Buyer. The assets described in subsections (a) through (g) of this Section are sometimes referred to as the "Purchased Assets".

2.2 EXCLUDED ASSETS
-------------------

Notwithstanding the foregoing, the following assets shall be excluded from the Purchased Assets:

     (a) Any and all assets used by the Seller in connection with its Granite State Manufacturing division;

     (b) any and all rights in and to the trade name "Allard Nazarian Group, Inc."; and

     (c) actions and claims that are asserted by the Seller or a Shareholder as counterclaims in any Proceeding brought against the Seller or a Shareholder that arises out of or relates to the Business, including but not limited to claims for which the Buyer is indemnified under
          Section 10.10, and all rights of action and rights to indemnification pursuant to a certain Stock Purchase Agreement between H.S. Investments, Inc., BTR Dunlop Holdings (Delaware), Inc., and the Seller dated as of November 18, 1997.

3.  ASSUMPTION OF LIABILITIES BY THE BUYER
------------------------------------------

3.1 LIABILITIES ASSUMED.
------------------------

At the Closing, the Buyer shall assume:

     (a)  the Seller's accounts payable at the Closing Date as set forth on
          Schedule 3.1(a);

     (b) all accrued operating expenses (defined in accordance with GAAP) incurred by the Seller in the Ordinary Course of Business which (i) are reflected as a liability as set forth on the balance sheet and Interim Balance Sheet or (ii) if incurred after the Interim Balance Sheet date, are completely and accurately reflected on the Seller' books and records delivered to the Buyer at the Closing; For the purposes of this Section 3.1, accrued operating expenses shall not include any accrued interest expenses, and, except as further provided below, any taxes, legal, consulting, audit or other professional expenses. Notwithstanding the foregoing, Buyer shall assume accrued sales and use taxes relating to the Business and not yet due; accrued payroll taxes relating to the Business and not yet due; accrued legal expenses incurred in the Ordinary Course of Business; and accrued accounting and professional fees incurred in the Ordinary Course; accounting fees incurred in connection with tax analysis of the Contemplated Transactions in an amount not to exceed $15,000; and professional fees incurred in connection with the asset purchase described in Section 3.1(f);

     (c) the obligations of the Seller arising under the real and personal property leases listed on Schedules 2.1(a) and 2.1(b)(iv);

     (d) the obligations of Seller pursuant to any warranty work and returns by customers;

     (e) any open purchase contracts related to the Business and in existence on the Closing Date, provided that such contracts were entered into by the Seller in the ordinary course of business; and

     (f) the obligations of the Seller under a certain asset purchase agreement between Seller and Lucas Controls for the purchase by Seller of the Lucas-Shaevitz inertial sensor product line. Buyer acknowledges that Seller has paid to Lucas an earnest money deposit of $75,000. Upon the closing of such asset purchase or other termination of the asset purchase agreement (except any termination caused by Seller), Buyer shall reimburse the Seller for the $75,000 earnest money deposit promptly upon such closing or termination.

3.2   NO OTHER LIABILITIES ASSUMED
----------------------------------

With the exception of the liabilities assumed pursuant to this Section 3, Buyer shall not assume or otherwise be responsible for any liability or any other obligation of the Seller of any kind, nature or description, whether such liability or obligation is mature or not, liquidated or unliquidated, fixed or contingent, known or unknown, whether arising out of occurrences prior to, at or after the date of this Agreement. Without limiting the generality of the preceding sentence, the assumption by the Buyer of the liabilities, obligations and contracts of the Seller expressly excludes: (i) any tax, including, but not limited to, income, sales or use tax, imposed on the Seller because of the sale of the Purchased Assets; (ii) any liabilities or expenses of the Seller incurred in connection with this Agreement; or (iii) any obligations incurred by the Seller after the Closing.

4.  CLOSING, TRANSFER PROCEDURES, PURCHASE PRICE
------------------------------------------------

4.1  CLOSING.
-------------

     The Closing of the sale and purchase of the Purchased Assets (the "Closing") shall be held at 10:00 a.m. Eastern Standard Time at the offices of McLane, Graf, Raulerson & Middleton Professional Association at 900 Elm Street, Manchester, New Hampshire on July 31, 1998, or on such other date and at such other time and place to which the parties agree.

4.2 TRANSFER OF THE PURCHASED ASSETS.
-------------------------------------

     At the Closing, the Seller and the Shareholders shall deliver to the Buyer the following:

     (a) Such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to the Buyer's counsel, as shall be effective to vest in the Buyer all of the Seller's right, title and interest in and to the Purchased Assets;

     (b)  the Noncompetition Agreement in the form attached to Exhibit 4.2(b);
          and

     (c) Evidence that all Applicable Contracts or rights of the Seller which cannot be transferred effectively without the consent of third parties have received such consent. Provided, however that if an attempted assignment or transfer of any rights or privilege will constitute a breach or violation of any Applicable Contract, and if the parties have been unable to obtain consent to such assignment or transfer, the Seller agrees that it will, at Buyer's request, cooperate in any arrangement which the Buyer may reasonably request to provide the Buyer the benefits under such Applicable Contract. Cooperation may include, without limitation, an arrangement between the Buyer and the Seller pursuant to which the Seller complete Seller's performance under such Applicable Contract by providing goods or services in conformance with the contract, such goods or services to be provided by Buyer to Seller for provision to the contracting third party, and all revenue related to the goods and services so provided to be remitted by Seller to Buyer. For the purposes of complying with this Section, the Seller has attached a list of all consents necessary to assign the Applicable Contracts as Schedule 4.2(c).

      The Seller shall, from time to time, after the Closing hereunder and at the Buyer's request, execute and deliver such other instruments of conveyance and transfer and take such other action as the Buyer may reasonably require to vest in the Buyer all of Seller's right, title and interest in and to the Purchased Assets and to put the Buyer in possession of any of the Purchased Assets.

4.3  PURCHASE PRICE.
--------------------

The purchase price for the Purchased Assets shall be equal to $22,750,000, plus or minus the Working Capital Adjustment (the "Purchase Price"), which shall be paid as follows:

     (a) $20,000,000 shall be paid to the Seller at the Closing in immediately available funds; and

     (b) the Buyer shall deliver to the Seller a promissory note in the form attached as Exhibit 4.3(b) in the principal amount of $2,750,000, payable in monthly installments with no interest over four (4) years.

4.4  ALLOCATION OF THE PURCHASE PRICE.
--------------------------------------

The Purchase Price shall be allocated among the Purchased Assets as set forth on
Schedule 4.4.

4.5 PURCHASE PRICE ADJUSTMENT.
-----------------------------

     (a)  Working Capital Defined.  The Purchase Price agreed to by the Parties
          -----------------------
          assumes that the Working Capital of the Business on the Closing Date shall equal $5,600,000 ("Required Working Capital"). "Working Capital" shall mean the sum of the following amounts, all determined as of the Closing Date: (i) cash and cash equivalents; (ii) the inventory of the Business, valued at the lower of cost (determined on a first-in, first-out basis) or market value in accordance with GAAP;
          (iii) the accounts receivable of the Business, less an appropriate allowance for bad debts, returns, discounts and other customer allowances computed in accordance with GAAP; minus (iv) the trade payables and accrued liabilities of the Business that are being assumed by the Buyer computed in accordance with GAAP; all computed consistently with the working capital computation shown on Schedule 4.5(a).

     (b)  Adjustment for Working Capital.  If the amount of the Working Capital
          ------------------------------
          as shown on the Audited Closing Balance Sheet (the "Actual Working Capital") is greater than the Required Working Capital, there shall be an increase in the Purchase Price equal to the amount of the difference (the "Adjustment"). If the Actual Working Capital is less than the Required Working Capital, there shall be a decrease in the Purchase Price in the amount of the Working Capital Adjustment. Notwithstanding the foregoing, no Working Capital Adjustment shall be made unless the amount of the adjustment exceeds $500,000, and then only that amount above $500,000 shall be used in determining the increase or decrease in the Purchase Price.

     (c)  Increase in Purchase Price.  If there is an increase in the Purchase
          --------------------------
          Price based upon the adjustment set forth in Section 4.5 hereof then the Buyer shall pay to the Seller the amount of the Working Capital Adjustment on or before ten (10) business days after the expiration of the Review Period (as hereinafter defined), unless the Seller objects to the Closing Balance Sheet in accordance with Section 4.6.

     (d)  Decrease in Purchase Price.  If there is a decrease in the Purchase
          --------------------------
          Price based upon the adjustment set forth in Section 4.5 hereof then the Seller pay to the Buyer the amount of the Working Capital Adjustment on or before ten (10) business days after the expiration of the Review Period, unless Seller objects to the Closing Balance Sheet in accordance with Section 4.6.

4.6  PURCHASE PRICE ADJUSTMENT PROCEDURES.
------------------------------------------

     (a) The adjustment, if any, to the Purchase Price specified in Section 4.5 shall be determined based upon the Closing Balance Sheet. The Closing Balance Sheet shall be prepared by the Buyer and delivered to the Seller within ninety (90) days of the Closing Date. The Seller and the Buyer agree that each will cooperate with the other so that the Closing Balance Sheet is completed within ninety (90) days after the Closing Date.

     (b) The Seller shall have thirty (30) days from the date of its receipt of the Closing Balance Sheet (the "Review Period") to review the Closing Balance Sheet. If the Seller has any disagreements with the Closing Balance Sheet then the Seller shall notify the Buyer in writing of its objections within such thirty (30) day period. Buyer and Seller shall then use their best efforts to reach agreement on the Closing Balance Sheet. In the event that the Buyer and Seller are unable to reach agreement within thirty (30) days of the notification to the Buyer, then any matter in dispute shall be referred to a single Certified Public Accountant to be agreed upon between them, or in default of such agreement, to be selected by agreement of each of the parties' independent public accountants. The certified public accountant shall act as an expert (and not as an arbitrator) in connection with the giving of such decision, which shall be binding upon the parties. Each party agrees to pay one half of the accountant's fees in connection with such decision. Payment shall be made within ten (10) days of the decision of the certified public accountant.


4.7 RIGHT OF OFFSET.
--------------------

The Buyer shall have the right to offset the amount of the Working Capital Adjustment owed by Seller against the amount due under the Promissory Note referenced in Section 4.3(b) provided, however that such right shall not be exercised unless and until the Buyer has failed to pay Seller after final settlement of the Adjustment.


5. REPRESENTATIONS AND WARRANTIES OF SELLER.
--------------------------------------------

Seller, CML (but only as to those matters relating to CML) and the Principal Shareholders (collectively, the "Warrantors"), jointly and severally, each represent and warrant to Buyer as follows:

5.1 ORGANIZATION AND GOOD STANDING.
-----------------------------------

Schedule 5.1 contains a complete and accurate list for each of the Seller and CML of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and the identity of each stockholder and the number of shares held by each. Each of the Seller and CML is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each of the Seller and CML is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except where such failure to qualify will not have a material adverse effect on the Business or the Purchased Assets.

5.2 AUTHORITY; NO CONFLICT.
---------------------------

     (a) This Agreement and the attached schedules and ancillary closing documents constitute the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the ancillary closing documents and to perform its obligations under this Agreement and the ancillary closing documents.


     (b) Except as set forth in Schedule 5.2, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Seller or CML, or (B) any resolution adopted by the board of directors or the stockholders of Seller or CML;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which either Seller, or the Purchased Assets may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Seller or CML or that otherwise relates to the Business or the Purchased Assets;

          (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

          (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Purchased Assets.

Except as set forth in Schedule 5.2, neither the Seller nor CML is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

5.3 CAPITALIZATION.
-------------------

Schedule 5.3 of this Agreement sets forth the authorized capital, and the issued and outstanding shares for each of the Seller and CML. All outstanding shares of the Seller and CML have been validly issued and are fully paid and nonassessable and free of preemptive rights. Except as disclosed on Schedule 5.3, neither the Seller nor CML have any subsidiaries.

5.4 FINANCIAL STATEMENTS.
-------------------------

Financial Statements.  Seller has delivered to Buyer: (a) audited balance sheets
--------------------
of the Seller as of December 31 in each of the years 1995 through 1997, and the related audited statements of income for each of the years then ended, and (b) an unaudited balance sheet of the Business as at July 4, 1998 (the "Interim Balance Sheet") and the related unaudited statements of income for the six (6) months then ended, including in each case the notes thereto (collectively, the "Financial Statements"). Such financial statements and notes fairly present the financial condition in all material respects and the results of operations of the Business as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this Section 5.4 reflect the consistent application of such accounting principles throughout the periods involved.

5.5 BOOKS AND RECORDS.
----------------------

The books of account and other records of the Seller and CML, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Seller and CML contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Seller and CML, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

5.6 TITLE TO PROPERTIES; ENCUMBRANCES.
--------------------------------------

The Seller has good and marketable title to the Purchased Assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or other encumbrances of any nature whatsoever, except for (i) the lien of current taxes not yet due and payable, and (ii) as reflected on Schedule
5.6. CML has good and marketable title to, all of its assets, properties and business, tangible and intangible, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or other encumbrances of any nature whatsoever, except for (i) the lien of current taxes not yet due and payable, and (ii) as reflected on Schedule 5.6. Except as set otherwise forth in this Agreement and the Schedules thereto, no person other than the Seller and/or CML owns any property, machinery, equipment or other assets which are material to the Business situated on the premises of the Seller and/or CML.

5.7 CONDITION AND SUFFICIENCY OF ASSETS.
----------------------------------------

KIB, the buildings, plants, structures, and equipment of the Business are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. KIB, the building, plants, structures, and equipment of the Business are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

5.8 INTENTIONALLY OMITTED.
--------------------------

5.9 INTENTIONALLY OMITTED.
--------------------------

5.10 NO UNDISCLOSED LIABILITIES.
--------------------------------

Except as set forth the on Schedules to this Agreement, KIB, the Business has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

5.11 TAXES.
-----------

     (a)  Seller.  The Seller has filed all required income tax returns and paid
          ------
          all taxes related to the Business shown to be due thereby. The Seller has filed with all appropriate governmental agencies all other Tax Returns and tax reports related to the Business which are required to be filed by it and has paid all taxes shown to be due thereby. The liabilities and reserves for taxes reflected on the Interim Balance Sheet of the Seller are sufficient for the payment of all taxes assessed to Seller attributable to income earned and include adequate provision for deferred taxes in accordance with GAAP. Neither the IRS nor any other Governmental Entity is asserting or threatening to assert against Seller any deficiency or claim for additional taxes, interest thereon or penalties in connection therewith.

     (b)  CML.  CML is an "Enclave Enterprise" as that term is defined under the
          ----
          Fiscal Incentives Act of 1976 of the Commonwealth of Barbados. CML has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. CML has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by CML

          The charges, accruals, and reserves with respect to taxes on the books of CML are adequate (determined in accordance with GAAP) and are at least equal to CML's liability for taxes. There exists no proposed tax assessment against CML except as disclosed in the Interim Balance Sheet All taxes that CML is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

          All Tax Returns filed by (or that include on a consolidated basis) CML are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by CML after the date of this Agreement.

5.12 NO MATERIAL ADVERSE CHANGE.
--------------------------------

Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, assets, or condition of the Business, and no event has occurred or circumstance exists that may result in such a material adverse change.

5.13 EMPLOYEE PROGRAMS.
-----------------------

     (a) Schedule 5.13(a) sets forth a list of every Employee Program (as defined below) that has been maintained (as such term is further defined below) by the Seller at any time during the three (3) year period ending on the date hereof.

     (b) Each Employee Program which has been maintained by the Seller and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing (or, if earlier, the date that all of such Employee Program's assets were distributed). KIB no event or omission has occurred which would cause any such Employee Program to lose such qualification under the applicable Code section.

     (c) Except as otherwise disclosed on Schedule 5.13, there has not been any failure of any party to comply with any laws applicable to or the terms of any Employee Programs that have been maintained by the Seller, except for any failures to comply that, individually or in the aggregate, would not have a material adverse effect on the properties, financial condition, operations or prospects of the Business. With respect to any Employee Program now or heretofore maintained by the Seller, there has occurred no "prohibited transaction," as defined in
          Section 406 of ERISA or Section 4975 of the Code, or breach of any duty under ERISA or, KIB, other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including, without limitation, through any obligation of indemnification or contribution), in any taxes, penalties or other liability to the Business or any ERISA Affiliate as defined below. No litigation, arbitration or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, KIB, threatened, with respect to any such Employee Program.

     (d) Neither the Seller nor any ERISA Affiliate has ever maintained any Employee Program subject to Title IV of ERISA.

     (e) With respect to each Employee Program maintained by the Seller within the three years preceding the date hereof, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Buyer: (i) all documents embodying or governing such Employee Program and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under IRC Section 401 or 501(c)(9) and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; and (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan.

     (f) The Seller has not made any written or oral representations to its employees inconsistent with the written description of any Employee Program maintained by the Seller as of the date hereof.

     (g)  For purposes of this Section 5.13:
                               ------------

          (i) "Employee Program" means all employee benefit plans within the meaning of ERISA Section 3(3) including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) that are not subject to ERISA. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization;

          (ii) an entity "maintains" an Employee Program if such entity sponsors, contributes to or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries);

          (iii) an entity is an "ERISA Affiliate" of the Seller for purposes of this Section 5.13 if it would have ever been considered a single employer with the Seller under ERISA Section 4001(b) or part of the same "controlled group" as the Seller for purposes of ERISA
                Section 302(d)(8)(c); and

          (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and that is maintained pursuant to one or more collective bargaining agreements.

5.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.
---------------------------------------------------------------------

     (a)  Except as set forth in Schedule 5.14:

          (i) the Seller and CML are, in all respects, in full compliance with each Legal Requirement, except where such lack of full compliance will not have a material adverse effect on the Business or the Purchased Assets;

          (ii) KIB, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Seller and CML of, or a failure on the part of the Seller and CML to comply with, any Legal Requirement, or
                (B) may give rise to any obligation on the part of the Seller or CML to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) neither the Seller nor CML has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Seller and CML to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Schedule 5.14 contains a complete and accurate list of each material Governmental Authorization that is held by the Seller and CML and that relates to the Business or the Purchased Assets. Each Governmental Authorization listed or required to be listed on Schedule 5.14 is valid and in full force and effect. Except as set forth on Schedule 5.14:

          (i) each of the Seller and CML is in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified on Schedule 5.14, except where such lack of full compliance will not have a material adverse effect on the Business or the Purchased Assets;

          (ii) KIB no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 5.14, except where such violation or failure to comply will not have a material adverse effect on the Business or the Purchased Assets, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 5.14;

          (iii) neither the Seller nor CML has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

           (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed on Schedule 5.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed on Schedule 5.14 collectively constitute all of the Governmental Authorizations necessary to permit the lawful conduct and operation of the Business in the manner that it is currently conducted and to permit the Seller and CML to own and use the Purchased Assets in the manner in which they currently own and use such assets.

5.15 LEGAL PROCEEDINGS; ORDERS.
-------------------------------

     (a)   Except as set forth on Schedule 5.15, there is no pending Proceeding:

           (i) that has been commenced by or against and served upon the Seller or CML that relates to or may affect the Business or the Purchased Assets; or

           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

KIB, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

     (b) Except as set forth on Schedule 5.15, there is no Order to which the Business or the Purchased Assets, is subject;

     (c)   Except as set forth on Schedule 5.15:

           (i) each of the Seller and CML is in full compliance with all of the terms and requirements of each Order to which the Business or the Purchased Assets is or has been subject except where such lack of compliance will not have a material adverse effect on the Business or the Purchased Assets;

           (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Business or the Purchased Assets is or has been subject except where such violation or failure to comply will not have a material adverse effect on the Business or the Purchased Assets; and

          (iii) neither the Seller nor CML has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Business or the Purchased Assets is or has been subject.


5.16 ABSENCE OF CERTAIN CHANGES AND EVENTS.
-------------------------------------------

Except as set forth on Schedule 5.16, since the date of the Interim Balance Sheet there has not been:

     (a) Any material adverse change in the business operations (as now conducted or as presently proposed to be conducted), assets, properties or rights, or condition, (financial or otherwise), of the Business or CML or, any occurrence, circumstance or combination thereof which reasonably could be expected to result in any such material adverse change;

     (b) any material payment or increase by the Seller or CML of any bonuses, salaries, or other compensation to any officer, or employee in an amount greater than $5,000 or entry into any employment, severance, or similar contract with any director, officer, or employee;

     (c) any adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Seller or CML;

     (d) any damage to or destruction or loss of any asset or property of the Business or CML, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Business or CML, taken as a whole;

     (e)  any entry into, termination of, or receipt of notice of termination of
          (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Business or CML other than in the Ordinary Course of Business;

     (f) any sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Business or CML, mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Business or CML, including the sale, lease, or other disposition of any of the Intellectual Property Rights;

     (g) cancellation or waiver of any claims or rights with a value to the Business or CML in excess of $20,000;

     (h)  material change in the accounting methods used by the Business or CML;
          or

     (i) agreement, whether oral or written, by the Seller or CML to do any of the foregoing.

5.17 CONTRACTS; NO DEFAULTS.
----------------------------

     (a) Schedule 5.17(a) contains a complete and accurate list, and Seller have delivered to Buyer true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Business and CML of an amount or value in excess of $50,000;

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Business and CML of an amount or value in excess of $50,000;

          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Business and CML in excess of $50,000;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

          (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Business and CML with any other Person;

          (viii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     (b) Each Contract identified or required to be identified on Schedule 5.17(a) is in full force and effect and is valid and enforceable in accordance with its terms. Each of the Seller and CML is, and at all times has been, in substantial compliance with all applicable terms and requirements of each Contract identified or required to be identified on Schedule 5.17(a), and no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Seller, CML or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract.

5.18 INSURANCE.
---------------

Schedule 5.18 contains a description of all insurance policies held by the Seller concerning the Business. All premiums due to date in respect to such policies have been paid and no defaults exist under such policies.

5.19 ENVIRONMENTAL MATTERS.
---------------------------

Except as set forth on Schedule 5.19:

     (a) The Seller, (with respect to the Business and the Purchased Assets) and CML are, and at all times have been, in full compliance with, and have not been and is not in violation of or liable under, any Environmental Law. Neither the Seller nor CML has any basis to expect, nor has any of them, or KIB any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets of the Business, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller and CML, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, KIB, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets of the Business.

     (c) Neither the Seller nor CML has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets of the Business, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Seller and CML, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) There are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities, or incorporated into any structure therein or thereon. Neither the Seller, CML nor any other Person for whose conduct they are or may be held responsible, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets of the Business except in full compliance with all applicable Environmental Laws.

     (e) There has been no Release or, KIB, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets of the Business, KIB, any geologically or hydrologically adjoining property, whether by Seller, CML, or any other Person.

     (f) Seller have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, CML, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

5.20 EMPLOYEES.
---------------

Schedule 5.20 contains a list of all employees of the Seller, stating the rates of compensation payable to each. The Seller is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as set forth in
Schedule 5.20, upon termination of the employment of any of said employees, the Seller will not be liable to any of said employees for so-called "severance pay" or any other payments. Except as set forth in Schedule 5.20, the Seller has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment.

5.21 LABOR RELATIONS; COMPLIANCE.
---------------------------------

Except as disclosed in Schedule 5.21, neither the Seller nor CML has been or is a party to any collective bargaining or other labor Contract. Except as disclosed on Schedule 5.21, there has not been, there is not presently pending or existing, and KIB, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Business or CML relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Business or CML, or
(c) any application for certification of a collective bargaining agent. KIB, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. Each of the Seller and CML has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Neither Seller nor CML is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

5.22 INTELLECTUAL PROPERTY.
---------------------------

     (a)  Agreements - Schedule 5.22(a) contains a complete and accurate list
          ----------
          and summary description, including any royalties paid or received by the Seller or CML, of all Contracts relating to the Intellectual Property Assets to which Seller or CML is a party or by which Seller or CML is bound, except for any license implied by the sale of a product. There are no outstanding and, KIB, no Threatened disputes or disagreements with respect to any such agreements. Any and all software license agreements are fully paid and there are no unauthorized copies of any software program in use at the Business.

      (b) Know-How Necessary for the Business
          -----------------------------------

          (i) The Intellectual Property Assets are all those necessary for the operation of the Business as it is currently conducted. Either Seller or CML is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, or has the right to use without payment to a third party all of the Intellectual Property Assets.

      (c)      Patents
               -------

          (i) Schedule 5.22(c) contains a complete and accurate list of all Patents. Except as disclosed on Schedule 5.22(c), either Seller or CML is the owner of all right, title, and interest in and to, or has the right to use without payment to a third party, each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and KIB other adverse claims.

          (ii) Except as disclosed on Schedule 5.22(c), all of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. KIB, there is no potentially interfering patent or patent application of any third party.

          (iv) No Patent is infringed or, KIB, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by Seller relating to the Business or is alleged to infringe any patent or other proprietary right of any other Person.

          (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

     (d)  Trademarks
          ----------

          (i) Schedule 5.22(d) contains a complete and accurate list and summary description of all Marks. Either the Seller or CML is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and KIB other adverse claims.

          (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, KIB, no such action is Threatened with the respect to any of the Marks.

          (iv) KIB, there is no Mark that is likely to cause confusion with the registered trademark (or mark for which a registration application is pending) of any third party.

          (v) KIB no Mark is infringed or has been challenged or threatened in any way. None of the Marks used by Seller or CML and relating to the Business, KIB, infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

5.23 DISCLOSURE.
----------------

No representation or warranty of Seller or CML in this Agreement and no statement in the attached Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. All projections and proforma financial information delivered by the Seller to the Buyer and described on Schedule 10.9 are based on good faith estimates and assumptions by the management of the Seller, and the Buyer and Guarantor recognize and acknowledge (i) that projections as to future events are not to be viewed as fact, (ii) that neither the

Seller nor the Shareholders represent or warrant the accuracy of such projections, and (iii) that actual results during the periods covered by such projections will differ from the projected results, and the differences may be material.

5.24 BROKERS OR FINDERS.
------------------------

Seller and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

6. REPRESENTATIONS AND WARRANTIES OF BUYER.
-------------------------------------------

Buyer and Guarantor represent and warrant to Seller as follows:

6.1 ORGANIZATION AND GOOD STANDING.
-----------------------------------

Buyer and Guarantor are each a corporation duly incorporated, validly existing, and in good standing under the laws of the State of New Hampshire.

6.2 AUTHORITY; NO CONFLICT.
---------------------------

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the ancillary closing documents and to perform its obligations under this Agreement and the ancillary closing documents.

     (b) Except as set forth in Schedule 6.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i)   any provision of Buyer's or Guarantor's Organizational
                Documents;

          (ii) any resolution adopted by the board of directors or the stockholders of Buyer or Guarantor;

          (iii) any law, ordinance, regulation, order, ruling or judgment to which Buyer or Guarantor may be subject; or

          (iv) any Contract to which Buyer or Guarantor is a party or by which Buyer or Guarantor may be bound.

Except as set forth in Schedule 5.2, neither Buyer nor Guarantor is or will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

6.3 CERTAIN PROCEEDINGS.
------------------------

There is no pending Proceeding that has been commenced against Buyer or Guarantor and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the best of Buyer's or Guarantor's knowledge, information and belief, no such Proceeding has been Threatened.

6.4 BROKERS OR FINDERS.
-----------------------

Buyer and Guarantor and their officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer or Guarantor as a result of the action of Buyer or Guarantor or their officers or agents.

7. ADDITIONAL COVENANTS OF THE PARTIES.
---------------------------------------

7.1 EMPLOYEES OF THE BUSINESS
-----------------------------

Buyer shall hire those employees employed in the Business and listed on Schedule
5.20. Such employees shall be hired at their current rate of pay with Seller and shall be entitled to participate in such plans and programs of the Buyer as are available to all of Buyer's employees on the same terms as those available to Buyer's employees.

7.2 REASONABLE ACCESS; COOPERATION.
-----------------------------------

Buyer and Seller shall each permit the other reasonable access upon prior notice during regular business hours to books and records relating to the Business and retained by the other. Further, Buyer and Seller shall each cooperate with the other on litigation matters involving the Business and shall allow reasonable access upon prior written notice to certain employees of the Business to provide information and testimony with respect to such litigation.

8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.
-------------------------------------------------------

Buyer's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

8.1 ACCURACY OF REPRESENTATIONS.
--------------------------------

All of Seller's and CML's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2 SELLERS' PERFORMANCE.
-------------------------

     (a) All of the covenants and obligations that Seller and CML are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered pursuant to this Agreement must have been delivered, and each of the other covenants and obligations herein must have been performed and complied with in all respects.

8.3 ADDITIONAL DOCUMENTS.
-------------------------

Each of the following documents must have been delivered to Buyer:

     (a) an opinion of McLane, Graf, Raulerson & Middleton, Professional Association, dated the Closing Date, in the form of Exhibit 8.3(a);

     (b) estoppel certificates executed dated as of the Closing Date, each in the form of Exhibit 8.3(b);

     (c) warranty bill of sale in the Form attached as Exhibit 8.3(c) and such other documents of transfer as are necessary to vest title of the Purchased Assets in and to the Buyer; and

     (d)  noncompetition agreement of the Seller and John R. Allard and Michael
          E. Allard in the form attached as Exhibit 8.3(d); and

     (e) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller's and CML's representations and warranties, (iv) evidencing the performance by Seller and CML of, or the compliance by Seller and CML with, any covenant or obligation required to be performed or complied with by them, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

8.4  NO PROCEEDINGS.
--------------------

Since the date of this Agreement, there must not have been commenced or Threatened, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

8.5  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS.
---------------------------------------------------------

There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, CML, or (b) is entitled to all or any portion of the Purchase Price payable for the Purchase Assets.

8.6  NO PROHIBITION.
--------------------

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, any applicable Legal Requirement or Order.

9. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE.
--------------------------------------------------------

Seller's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

9.1 ACCURACY OF REPRESENTATIONS.
--------------------------------

All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.


9.2 BUYER'S PERFORMANCE.
------------------------

     (a) All of the covenants and obligations that each of Buyer and Guarantor is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Guarantor shall have delivered the severance agreements in the form attached as Exhibit 8.2(b).

     (c) Buyer must have delivered each of the documents required to be delivered by Buyer and must have made the cash payment required to be made by Buyer pursuant to Section 4.3(a).

9.3 ADDITIONAL DOCUMENTS.
-------------------------

Each of the following documents must have been delivered to Seller:

     (a) an opinion of Michael Tule, Vice President and General Counsel of WPI Group, Inc., dated the Closing Date, in the form of Exhibit 9.3(a);

     (b) estoppel certificates executed dated as of the Closing Date, each in the form of

          Exhibit 9.3(b);

     (c)  Assumption Agreement in the form attached as Exhibit 9.3(c); and

     (d) such other documents as Seller may reasonably request for the purpose of (i) evidencing the accuracy of any of Buyer's representations and warranties, (iv) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by it, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

9.4  NO PROCEEDINGS.
--------------------

Since the date of this Agreement, there must not have been commenced or Threatened, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

9.5  NO PROHIBITION.
--------------------

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, under any applicable Legal Requirement or Order.

10. SURVIVAL, INDEMNIFICATION; REMEDIES.
----------------------------------------

10.1 SURVIVAL; EXCLUSIVE REMEDY.
--------------------------------

All representations, warranties, covenants, and obligations in this Agreement, and the attached Schedules, and any other certificate or document delivered pursuant to this Agreement will survive the Closing for the periods described in Sections 10.4 and 10.5. The rights to indemnification described in this Article 10 constitute the parties' exclusive remedies for any Damages arising out of or in connection with the matters described in Sections 10.2 and 10.3, respectively. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER AND THE SHAREHOLDERS.
---------------------------------------------------------------------------

Seller and each of the Shareholders, severally, will indemnify and hold harmless Buyer for, and will pay to the Buyer the amount of, any loss, liability, claim, damage, or expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by Seller, the Shareholders or CML in this Agreement or any other certificate or document delivered by Seller pursuant to this Agreement;

     (b) any Breach by the Seller, the Shareholders or CML of any of their covenants or obligations in this Agreement;

     (c) any liability of the Seller not expressly assumed by the Buyer pursuant to this Agreement; or

     (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or its subsidiaries (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER.
-----------------------------------------------------

Buyer and Guarantor, jointly and severally, will indemnify and hold harmless Seller and each of the Shareholders, and will pay to Seller and the Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by Buyer or Guarantor in this Agreement or in any certificate or other document delivered by Buyer or Guarantor pursuant to this Agreement;

     (b) any Breach by Buyer or Guarantor of any covenant or obligation of Buyer or Guarantor in this Agreement;

     (c) any liability of the Seller expressly assumed by the Buyer pursuant to this Agreement;

     (d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer or Guarantor (or any Person acting on either of their behalf) in connection with any of the Contemplated Transactions; or

     (e) Buyer's use of the Purchased Assets and operation and conduct of the Facilities and Business following the Closing Date, including but not limited to actions and conduct with respect to employees of the Business.

10.4 TIME LIMITATIONS - BUYER RECOURSE.
---------------------------------------

The recourse by Buyer against the Seller and the Shareholders for any breach or claim identified in Section 10.2(a), (b) and (d) above shall be limited to claims for indemnification asserted by the Buyer by notice delivered pursuant to
Section 10.10 or 10.11 prior to January 1, 2000, except in the case of a breach of the representations and warranties contained in Section 5.19 hereof (Environmental Matters), which shall survive for a period of five (5 ) years from the Closing Date, and the representations and warranties contained in Section 5.11 hereof (Taxes), which shall survive for a period of seven (7) years from the Closing Date. Indemnification claims made under Section 10.2(c) above shall survive indefinitely.

10.5  TIME LIMITATIONS - SELLER RECOURSE.
-----------------------------------------

The recourse by Seller against the Buyer or Guarantor for any breach identified in Section 10.3(a), (b) and (d) above shall be limited to claims for indemnification that are asserted by the Seller by notice delivered pursuant to
Section 10.10 or 10.11 prior to January 1, 2000. Indemnification claims made under Section 10.3(c) and (e) above shall survive indefinitely.

10.6 LIMITATIONS ON AMOUNT - SELLER.
------------------------------------

Neither Seller nor any Shareholder will have any liability for indemnification with respect to the matters described in Section 10.2(a), (b) or (d), until the total of all Damages with respect to such matters exceeds $100,000, and then only for the amount by which such Damages exceed $100,000 excluding, in all cases, each matter that constitutes an indemnified Breach or claim with respect to which the amount of damage or loss is less than $15,000. In no event shall the Seller or the Shareholders be liable in an amount greater than the Purchase Price. However, this Section 10.6 will not apply to any indemnification for matters described in Section 10.2(c) or for Breach of any of Seller' representations and warranties contained in Section 5.11 (Taxes).

10.7 LIMITATIONS ON AMOUNT - BUYER.
-----------------------------------

Buyer will have no liability for indemnification with respect to the matters described in Section 10.3(a), (b) or (d), until the total of all Damages with respect to such matters exceeds $100,000, and then only for the amount by which such Damages exceed $100,000 excluding, in all cases, each matter that constitutes an indemnified Breach or claim with respect to which the amount of damage or loss is less than $15,000. However, this Section 10.7 will not apply to any indemnification for matters described in Section 10.3(c) or (e).

10.8 LIMITATIONS ON RECOURSE AGAINST SHAREHOLDERS.
--------------------------------------------------

The aggregate, cumulative liability of all Shareholders for all claims for indemnification made pursuant to this Article 10 will in no event exceed $2,750,000.00, except that the liability of each Shareholder for all claims for indemnification made pursuant to this Article 10 for Breach of a representation or warranty contained in Section 5.19 (Environmental Matters) will in no event exceed the aggregate amount of distributions received by the Shareholder after the Closing Date in respect of the Shareholder's shares of capital stock of the Seller, excluding (i) distributions directly related to the payment of federal or state taxes arising out of the Contemplated Transactions, (ii) distributions related to the operations or assets of the Granite State Manufacturing division of Seller, and (iii) distributions related to the corporate operations of Seller that do not directly pertain to the Business or Purchased Assets, provided that distributions made pursuant to clauses (ii) and (iii) shall not exclude any portion of the Purchase Price utilized by Seller in such operations, if any (collectively "Distributions"). Each Shareholder's several liability for any claim for indemnification made pursuant to this Article 10 shall be limited to a portion of the Buyer's claim for indemnification equal to the ratio of the Shareholder's Distributions to the aggregate Distributions made to all Shareholders. No payment by a Shareholder to the Buyer for indemnification pursuant to this Article 10 shall be due until the Buyer has (i) asserted a claim for indemnification in accordance with Section 10.10 or 10.11,
(ii) any dispute or controversy as to whether the claim is properly covered by Buyer's indemnification rights provided in this Article 10 has been finally resolved in favor of the Buyer in a Proceeding (or otherwise resolved by written Agreement between the Buyer and the Seller), and (iii) Seller subsequently fails to pay to the Buyer the full amount to which the Buyer is entitled to be indemnified within 30 days of the earlier of the date of Seller's acknowledgment of the Buyer's right to indemnification or the final results of any dispute or controversy as provided in the preceding clause. The Buyer shall have the right to offset the amount of indemnification determined in accordance with this
Section 10.8 against the amount due under the Promissory Note referenced in
Section 4.3(b), but only after satisfaction of the actions described in clauses
(i) and (ii) in the preceding sentence.

10.9 LIMITATIONS ON INDEMNIFICATION FOR CERTAIN REPRESENTATIONS.
----------------------------------------------------------------

     (a) Neither Seller nor any Shareholder will have any liability for indemnification with respect to the matters (i) described in Sections 10.2(a) for Breach of Sellers or any Shareholder's representation or warranty contained in Sections 5.5 (Books and Records), 5.6 (Title to Property; Encumbrances), 5.10 (No Undisclosed Liabilities), 5.11 (Taxes), 5.13 (Employee Programs), 5.14 (Compliance With Legal Requirements; Governmental Authorizations), 5.15 (Legal Proceedings),
          5.17 (Contracts), 5.19 (Environmental Matters), 5.21 (Labor Relations), 5.22 (Intellectual Property), and 5.23 (Disclosure), (ii) insofar as such representations relate to CML, Modutec, Inc., or A&M Instrument Inc., (iii) for which a claim for indemnification is not delivered by the Buyer pursuant to Sections 10.10 or 10.11 at least 15 days prior to the respective dates on which representations, warranties, and covenants expire pursuant to Section 9.1 of a certain Stock Purchase Agreement between H.S. Investments, Inc., BTR Dunlop Holdings (Delaware), Inc., and the Seller dated as of November 18, 1997 (such matters being referred to as, "Modutec-Related Matters"), except to the extent that a Shareholder or the Seller had knowledge of the fact that constitutes the Breach of such representation or warranty. Further, the aggregate, cumulative indemnification liability of the Seller and the Shareholders for Modutec-Related matters shall be limited to the respective Dollar Limitations described in Section 9.5(a) of the Stock Purchase Agreement between H.S. Investments, Inc., BTR Dunlop Holdings (Delaware), Inc., and the Seller dated as of November 18, 1997.

     (b) The Buyer has conducted an independent inquiry, on which the Seller has relied, of the Seller, the Business, and the Purchased Assets, and the Seller has, in particular, delivered the documents and materials listed on Schedule 10.9 to the Buyer. All matters disclosed in the documents and materials listed on Schedule 10.9 (and the disclosures contained in all Schedules) shall be deemed to be disclosed for the purposes of each Schedule to this Agreement, and neither the Seller nor the Shareholders will have any liability with respect to any claim of Breach identified in Section 10.2 with respect to any matter disclosed on Schedule 10.9 or on any Schedule to this Agreement.

10.10 PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.
---------------------------------------------------------

     (a)  Reasonably promptly after receipt by an indemnified party under
          Section 10.2 or 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 10.2 or 10.3 is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding) to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
          Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

10.11 PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS.
---------------------------------------------------

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11. GENERAL PROVISIONS.
-----------------------

11.1 EXPENSES.
--------------

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.2 PUBLIC ANNOUNCEMENTS.
--------------------------

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Seller shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

11.3 NOTICES.
-------------

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt confirmed), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:

Allard Nazarian Group, Inc.
154 Joliette Street
Manchester, NH  03102

Attention: John R. Allard

Facsimile No.:  603-669-2515

with a copy to:

McLane, Graf, Raulerson & Middleton, Professional Association
900 Elm Street, PO Box 326
Manchester, NH  03105-0326

Attention: William V.A. Zorn, Esq.
Facsimile No.: 603-625-5650


Shareholders:

Younes Nazarian
157 N. Delfern Drive
Los Angeles, CA 90077

Gerald R. Allard Revocable Trust
of 94
92 Riverview Park Road
Manchester, NH 03102

David & Angela Nazarian
Family Trust
1206 Amalfi Drive

Pacific Palicades, CA 90272

The Samy Nazarian Trust
David Nazarian, Trustee
107 N. Clifford Drive
Los Angeles, CA 90048

Allard Children's Trust
Dr. Lisa Dibrigida
32 Puritan Drive
Bedford, NH 03110

Allard Children's Trust
John R. Allard
96 Riverview Park Road
Manchester, NH 03102

Allard Children's Trust
Michael E. Allard
89 Riverview Park Road
Manchester, NH 03102

Allard Children's Trust
Kim Allard (formerly Klop)
75 Riverview Park
Manchester, NH 03102


Buyer:

WPI Group, Inc.
1155 Elm Street
Manchester, NH  03101

Attention: Michael Tule, Vice President
Facsimile No.: 603-627-3150

11.4 JURISDICTION; SERVICE OF PROCESS.
--------------------------------------

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New Hampshire, County of Hillsborough, or, if it has or can acquire jurisdiction, in the United States District Court for the District of New Hampshire, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.5 FURTHER ASSURANCES.
------------------------

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.6 WAIVER.
------------

Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which and as to the specific party by whom it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.7 ENTIRE AGREEMENT AND MODIFICATION.
---------------------------------------

This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.8 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.
--------------------------------------------------------

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.9 SEVERABILITY.
------------------

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.10 SECTION HEADINGS, CONSTRUCTION.
-------------------------------------

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.11 TIME OF ESSENCE.
----------------------

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.12 GOVERNING LAW.
--------------------

This Agreement will be governed by the laws of the State of New Hampshire without regard to conflicts of laws principles.

11.13 COUNTERPARTS.
-------------------

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                              BUYER

                              WPI INSTRUMENTS, INC.


                              By: /s/ Michael Foster
                                  ------------------

                              GUARANTOR

                              WPI GROUP, INC.


                              By: /s/ Michael Foster
                                  ------------------

                              SELLER

                              ALLARD NAZARIAN GROUP, INC.


                              By: /s/ John R. Allard
                                  ------------------

                              MODUTEC, INC.


                              By:/s/ John R. Allard
                                 ------------------

                              A&M INSTRUMENT, INC.



                              By: /s/ John R. Allard
                                  ------------------

                              GERALD R. ALLARD REVOCABLE TRUST OF 1994


                              By:  /s/ Gerald R. Allard
                                   --------------------
                                  Gerald R. Allard, Trustee


                              THE ALLARD CHILDREN'S TRUST F/B/O JOHN R. ALLARD


                              By:  /s/ John R. Allard
                                   ------------------


                              THE ALLARD CHILDREN'S TRUST F/B/O MICHAEL E.
                              ALLARD



                              By:  /s/ Michael E. Allard
                                   ---------------------


                              THE ALLARD CHILDREN'S TRUST F/B/O LISA DIBRIGIDA


                              By:  /s/ Lisa DiBrigida
                                   ------------------


                              THE ALLARD CHILDREN'S TRUST F/B/O KIM A. KLOP


                              By:/s/ Kim A. Klop by Gerald R.Allard by P.O.A.
                                 --------------------------------------------

                              THE NAZARIAN FAMILY TRUST



                              By:  /s/ David Nazarian
                                   -----------------------
                                   David Nazarian, Trustee

                              By: /s/ Angela Nazarian
                                  ------------------------
                                  Angela Nazarian, Trustee

                              THE SAMY NAZARIAN TRUST

                              By: /s/ David Nazarian
                                  -----------------------
                                  David Nazarian, Trustee


                              By: /s/ Younes Nazarian
                                  -----------------------
                                   Younes Nazarian